SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2001 (May 1, 2001)

HUDSON'S GRILL INTERNATIONAL, INC.

(Exact name of Registrant as specified in its Charter)

Texas

(State or other jurisdiction of incorporation)

333-94797

(Commission or File Number)

75-2738727

(IRS Employer Identification Number)

16970 Dallas Parkway, Suite 402, Dallas, Texas 75248

(Address of Principal Executive Offices)

Issuer's telephone number, including area code:

(972) 931-9237

Item 5. Other Events.

Hudson's Grill International, Inc. (the "Company"), a Texas corporation based in Dallas, Texas, reports that on May 2, 2001, Wien Securities Corp. ("Wien") was informed by NASD Regulation, Inc. ("NASD"), that Wien was cleared for an unpriced quotation on the OTC Bulletin Board for the Company's common stock. If Wien decides to enter a priced quotation in the Company's stock, then Wien can supplement its filing with the NASD. The Company believes that Wien will enter a priced quotation in the Company's stock and thus supplement its filing, and according to the NASD, Wien will be able to enter prices in a quotations medium three days after filing the submission.

The Company also reports that its Wausau, Wisconsin, franchisee has closed its Hudson's Grill due to a fire in the restaurant's kitchen that occurred on May 1, 2001. The franchisee expects to be closed for repairs and rebuilding for about two months. Prior to its closing for repairs, the Wausau franchisee produced the largest sales volume of any Hudson's Grill restaurant. Its royalty payments exceeded 20% of the sales revenue of the Company over the last four months. The Company expects a substantial decrease in its cash flow and profits over the next several months while the Wausau franchisee rebuilds its restaurant.

Item 7. Exhibits.

1. Press Release dated May 4, 2001, regarding the NASD clearance of OTC quotation and about the Wausau franchisee's fire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2001

HUDSON'S GRILL INTERNATIONAL, INC. s/s David L. Osborn David L. Osborn, President

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